HF Foods Group Inc. Omnibus Equity Incentive Plan Performance Share Units Agreement

HF FOODS GROUP INC.
2018 OMNIBUS EQUITY INCENTIVE PLAN
PERFORMANCE SHARE UNIT
AMENDED AND RESTATED AWARDS AGREEMENT

This Amended and Restated Agreement (this “Agreement”) made as of [DATE], 2026 (the “Amendment Date”), by and between HF Foods Group Inc. (the “Company”), and [NAME] (the “Grantee”).
WITNESSETH:
WHEREAS, the Company has adopted and maintains the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan, effective August 10, 2018, amended as of June 3, 2024 and as may be further amended from time to time (the “Plan”);
WHEREAS, on April 15, 2026 (the “Grant Date”), the Company and the Grantee entered into that certain Performance Awards Agreement (the “Prior Agreement”), pursuant to which the Committee authorized the grant to the Grantee of a Performance-Based Award under the Plan in the form of performance-based restricted stock units (“PSUs”), on the terms and conditions set forth in the Plan and as provided in the Prior Agreement (the “PSU Award”); and
WHEREAS, the Company and the Grantee wish to amend and restate the Prior Agreement as set forth herein, which shall govern the terms of the PSU Award following the Amendment Date.

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Grantee hereby agree as follows:

1.Plan. This PSU Award is made pursuant to the terms of the Plan, which are incorporated herein by reference. Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan. In the event any provisions hereof are inconsistent with those of the Plan, the provisions of the Plan shall control, except to the extent expressly modified herein pursuant to authority granted under the Plan.

2.Grant of PSU. The Company hereby grants to the Grantee a target number of __________ PSUs (the “Target Amount”). Each PSU represents the right to receive one Share, subject to the terms and conditions set forth in this Agreement and the Plan. The number of PSUs that the Grantee actually earns for the Performance Period will be determined based on the level of achievement of the Long-Term Incentive Metrics. All PSUs shall be subject to the restrictions and forfeiture provisions contained in the following paragraphs of this Agreement, such restrictions and forfeiture provisions to become effective immediately upon execution of this Agreement by the parties hereto. The Target Amount is allocated to each of the Long-Term Performance Metrics specified under Exhibit A as follows: ____ PSUs are allocated to the attainment of the Market Capitalization Metric (weighted 50%), ____ PSUs are allocated to the Revenue Growth Metrics (weighted 25%), and ___ PSUs are allocated to Internal Adjusted EBITDA Margin Metrics (weighted 25%).
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3.Performance Period. For purposes of this Agreement, the term “Performance Period” means the period commencing on January 1, 2026 and ending on December 31, 2028.

4.Long-Term Incentive Metrics. For purposes of this Agreement, the term “Long-Term Incentive Metrics” means the performance metrics identified under Exhibit A attached hereto. Long-Term Incentive Metrics were reviewed and approved by the Committee and communicated to Grantee via Exhibit A of this Agreement.

5.Vesting.

(a)Except as otherwise provided in this Award Agreement, the applicable PSUs shall vest on March 17, 2029 (the “Vesting Date”), subject to (i) the achievement of the Long-Term Incentive Metrics as set forth in Exhibit A attached hereto, and (ii) the Grantee’s continuous service with the Company through the Vesting Date.

(b)Except as otherwise provided in this Agreement or in the Plan, in the event that the Long-Term Incentive Metrics are not achieved by the end of the Performance Period as set forth under Exhibit A attached hereto, the corresponding PSUs shall not vest and shall be automatically forfeited.

6.Termination of Service. Except as otherwise provided in Section 7 or in the Plan, in the event of the Grantee’s Termination of service with the Company for any reason or no reason prior to the Vesting Date, the provisions of Section 10 of the Plan shall control and Grantee will immediately and automatically forfeit all rights to any portion of the PSU Award that otherwise would vest after the date the Grantee’s employment or other service providing relationship ends, subject to any discretionary acceleration of vesting which occurs pursuant to administrative procedures and rules adopted by the Committee. In the event of any Termination of service, the PSU Award will remain outstanding for six months to determine whether a Qualifying Event occurs.

7.Acceleration of Vesting.

(a)Certain Definitions. For the purposes of this Agreement: (i) “Severance Plan” means the HF Foods Group Inc. Severance Plan together with any participation letter in respect thereof; (ii) “Qualifying Event” has the same meaning as used in the Severance Plan as that term is specifically applicable to the Grantee under the terms of the Severance Plan where the Grantee has signed and not revoked a Form Release (as defined in the Severance Plan); (iii) “Change in Control Protection Period” means the period beginning six months before and ending twenty-four months after the effective date of such Change in Control; and (iv) “Disability” means Grantee becoming disabled within the meaning of the Company’s then-current or most recent long-term disability plan applicable to Grantee.

(b)Qualifying Event in Connection with a Change in Control.

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(i)Notwithstanding anything in the Agreement to the contrary, if a Change in Control occurs during the Performance Period while the Grantee remains in the service of the Company: (A) the Committee may, in its discretion, accelerate the vesting of the PSUs; and (B) the portion of the PSUs allocated to the Market Capitalization Metric described in Exhibit A shall be determined, and shall vest, in accordance with Exhibit A under the definition of “Market Capitalization”.

(ii)If there is a Change in Control during the first twenty-four months of the Performance Period, and the Grantee experiences a Qualifying Event during the Change in Control Protection Period with respect to such Change in Control, the Target Amount of PSUs (other than the portion of the PSUs allocated to the Market Capitalization Metric that accelerated pursuant to Section 7(b)(i)) shall vest on the date of such termination, provided that Grantee has not previously given notice of resignation (other than a resignation that would be a Qualifying Event under the Severance Plan).

(c)Other Qualifying Events.

(i)Notwithstanding anything in this Agreement or the Plan to the contrary, if, prior to the Vesting Date, the Grantee experiences a Qualifying Event and Section 7(b) does not apply, then the Target Amount shall be prorated as set forth in Section 7(c)(ii) and a corresponding portion of the PSUs shall remain outstanding following such Qualifying Event through the end of the Performance Period and shall be eligible to vest on the Vesting Date based on the actual achievement of the applicable Long-Term Incentive Metrics as determined in accordance with Exhibit A, as though the Grantee had remained in continuous service with the Company through the Vesting Date. On the date of the Qualifying Event, the remainder of the PSUs shall be immediately and automatically forfeited, subject to any discretionary acceleration of vesting which occurs pursuant to administrative procedures and rules adopted by the Committee.

(ii)The prorated Target Amount and corresponding number of PSUs eligible to vest pursuant to this Section 7(c) shall equal (A) the Target Amount, multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the first day of the Performance Period through the date of the Qualifying Event and the denominator of which is the total number of days in the Performance Period.

(d)Death or Disability. Notwithstanding anything under this Agreement to the contrary, in the event of the Grantee’s death or Disability while still a Participant, and provided that Grantee has not, prior to the date of his/her death or Disability, been given notice of termination for Cause, then the Target Amount of Grantee’s PSUs shall vest as of the date of death or Disability immediately prior to the time of death.

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8.Restrictions on Transfer of PSU. This Agreement and the PSU Award shall not be transferable other than by will or by the laws of descent and distribution and the PSU Award shall be settled, during the Grantee’s lifetime, solely to the Grantee.

9.    Payment of PSUs. Subject to the terms and conditions set forth in this Agreement and the Plan and upon satisfaction of the vesting requirements under this Agreement, the Grantee shall be entitled to receive a number of Shares equal to the number of PSUs earned in accordance with Section 2 and Exhibit A of this Agreement, as may be modified by Section 7. Such distribution shall be made no later than by the fifteenth (15th) day of the calendar month following the end of the calendar month in which the PSU Award becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”). The right to receive payment of PSUs is subject to Grantee’s compliance with the terms of any restrictive covenants and employment agreement which Grantee has entered into with the Company.

10.Regulation by the Committee. This Agreement and the PSU Award shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Grantee and any person or persons to whom any portion of the PSU Award has been transferred by will, by the laws of descent and distribution.

11.Rights as a Shareholder. The Grantee shall have no rights as a shareholder with respect to Shares subject to the PSU Award until certificates for Shares are issued to the Grantee.

12.Reservation of Shares. With respect to the PSU Award, the Company hereby agrees to at all times reserve for issuance and/or delivery upon settlement of the PSU Award, such number of Shares as shall be required for issuance and/or delivery upon such settlement pursuant to this Agreement.

13.Withholding. The Company or an Affiliate shall be entitled to deduct and withhold the minimum amount necessary in connection with the issuance of Shares to the Grantee to satisfy its withholding obligations under any and all federal, state or local tax rules or regulations.

14.Amendment. The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Grantee’s rights or entitlements with respect to the PSU Award shall be effective without the prior written consent of the Grantee (unless such amendment is required in order to cause the Award hereunder to be exempt from Code Section 409A).

15.Grantee Acknowledgment. Grantee acknowledges and agrees that the vesting of Shares pursuant to this Agreement is earned only by continuing service with the Company and achievement of the Long-Term Incentive Metrics Grantee further acknowledges and agrees that nothing in this Agreement, nor in the Plan shall confer upon the Grantee any right to continue in the service of the Company, nor shall it interfere in any way with Grantee’s right or the

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Company’s right to terminate Grantee’s service at any time, with or without Cause. Grantee acknowledges receipt of a copy of the Plan and the Company’s Clawback Policy and represents that he or she is familiar with the terms and provisions thereof. Grantee has reviewed the Plan, the Clawback Policy and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. By executing this Agreement, the Grantee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

[Signature Page Follows]

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HF FOODS GROUP INC.

                            By:
                            Name:
                            Its:
                            Date:

                            ACCEPTED BY:

                                                                                Grantee:
Date:

ATTEST:

Name:
Date:

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HF Foods Group Inc. Omnibus Equity Incentive Plan Performance Share Units Agreement t
Exhibit A
Long-Term Incentive Metrics and Vesting Formula

Long-Term Incentive Metrics:

For the Performance Period, the number of PSUs earned relative to the Target Amount shall be determined by reference to the following metrics: (i) Revenue Growth (weighted 25%), (ii) Internal Adjusted EBITDA Margin (weighted 25%), and (iii) Market Capitalization (weighted 50%). Depending on the Company’s Revenue Growth, Internal Adjusted EBITDA Margin, and Market Capitalization, the Grantee may earn between 0% and 300% of the Target Amount determined under the Vesting Formula (described below) by reference to Market Capitalization, and between 0% and 150% of the Target Amount determined under the Vesting Formula (described below) by reference to Revenue Growth and Internal Adjusted EBITDA Margin. Notwithstanding anything in the Plan or this Agreement to the contrary, the Committee shall have discretion to adjust the number of PSUs that vest upon the achievement of the Long-Term Incentive Metrics, either upward or downward by not more than ten percent (10%).

Certain Definitions:

“Internal Adjusted EBITDA Margin” or “Internal AEBITDA Margin” means Internal Adjusted EBITDA (net income before interest expense, interest income, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, or non-recurring expenses) for each fiscal year ending during the Performance Period expressed as a percentage of the Company’s total revenue earned during the corresponding fiscal year within the Performance Period.

“Revenue Growth” means increase in net revenue of the Company (as reported in the Company’s Annual Report on Form 10-K) from the prior fiscal year to the current fiscal year, expressed as a percentage.

“Market Capitalization” means the Company’s market capitalization for a period of at least thirty consecutive trading days prior to the end of the Performance Period, the closing per share price of the Common Stock multiplied by the number of outstanding shares over such thirty-day period. Notwithstanding the foregoing, if a Change in Control occurs during the Performance Period (as determined by the Committee under Section 7), Market Capitalization will be calculated using the per-share transaction price multiplied by the number of outstanding shares at the applicable closing, without applying the thirty-day average described above.

[Vesting Formula on the Following Page]

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HF Foods Group Inc. Omnibus Equity Incentive Plan Performance Share Units Agreement t

Vesting Formula:
Tranche One: One-third of the Target Amount, [        PSUs] (“Tranche One”), shall vest upon the attainment of the Long-Term Incentive Metrics corresponding with the fiscal year ended December 31, 2026, which is the first fiscal year that occurs during Performance Period (“FY 2026 Metrics”). Any portion of the PSUs allocated to the FY 2026 Metrics (Revenue Growth, Internal Adjusted EBITDA Margin, and Market Capitalization) that is not earned as of January 1, 2027 will remain outstanding and eligible to be earned based on achievement of such metrics through the end of the Performance Period. Payouts will be determined using the payout scale applicable to the fiscal year for which attainment occurs, with straight-line interpolation, subject to the 75% threshold and 150% cap for Revenue Growth and Internal Adjusted EBITDA Margin and the 300% cap for the Market Capitalization Metric. Please note that the vesting of Tranche One is subject to the conditions set forth in the Agreement, including (but not limited to) Grantee’s continuous service through the Vesting Date as described under Section 7 of the Agreement.

FY 2026 Metrics

Weight	Long-Term Incentive Metric	Performance Target	Payout Scale (straight-line interpolation)
50%	Market Capitalization	$200 million	% of Target	% Earned
			Below $150 million	0%
			$150 million	75%
			$200 million	100%
			$300 million	200%
			$400 million	300%
25%	Revenue Growth	AOP target	% of Target	% Earned
			Below 1.875%	0%
			1.875%	75%
			2.5%	100%
			3.75%	150%
25%	Internal AEBITDA Margin	AOP target	% of Target	% Earned
			Below 3.025%	0%
			3.025%	75%
			3.7%	100%
			5.0%	150%

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Tranche Two: One-third of the Target Amount, [        PSUs] (“Tranche Two”), shall vest upon the attainment of the Long-Term Incentive Metrics identified in the table below for the fiscal year ended December 31, 2027, which is the last day of the second fiscal year that occurs during Performance Period (“FY 2027 Metrics”). Any portion of the PSUs allocated to the FY 2027 Metrics (Revenue Growth, Internal Adjusted EBITDA Margin, and Market Capitalization) that is not earned as of January 1, 2028 will remain outstanding and eligible to be earned based on achievement of such metrics through the end of the Performance Period. Payouts will be determined using the payout scale applicable to the fiscal year for which attainment occurs, with straight-line interpolation, subject to the 75% threshold and 150% cap for Revenue Growth and Internal Adjusted EBITDA Margin and the 300% cap for the Market Capitalization Metric. Please note that the vesting of Tranche Two is subject to the conditions set forth in the Agreement, including (but not limited to) Grantee’s continuous service through the Vesting Date as described under Section 7 of the Agreement.

FY 2027 Metrics

Weight	Long-Term Incentive Metric	Performance Target	Payout Scale (straight-line interpolation for Revenue Growth and Internal AEBITDA Margin)
50%	Market Capitalization	$300 million	% of Target	% Earned
			Below $225 million	0%
			$225 million	75%
			$300 million	100%
			$400 million	300%
25%	Revenue Growth	4%	% of Target	% Earned
			Below 3%	0%
			3%	75%
			4%	100%
			6%	150%
25%	Internal AEBITDA Margin	4%	% of Target	% Earned
			Below 3%	0%
			3%	75%
			4%	100%
			6%	150%

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Tranche Three: One-third of the Target Amount, [        PSUs] (“Tranche Three”), shall be subject to the attainment of the Long-Term Incentive Metrics identified in the table below for the fiscal year ended December 31, 2028, which is the last day of the third fiscal year that occurs during Performance Period (“FY 2028 Metrics”). Please note that the vesting of Tranche Three is subject to the conditions set forth in the Agreement, including (but not limited to) Grantee’s continuous service through the Vesting Date as described under Section 7 of the Agreement. In the event that any FY 2028 Metric for Tranche Three is achieved prior to the end of the Performance Period, the number of PSUs that would have otherwise vested during the Performance Period (taking into account the Payout Scale applicable to each Long-Term Incentive Metric for Tranche One, Tranche Two and Tranche Three PSUs) shall vest on the Vesting Date, subject to the Committee’s discretion. For purposes of clarity, in the event that the Performance Target for the Market Capitalization Metric for Tranche Three is achieved during the Performance Period, three-hundred percent (300%) of the Target Amount of PSUs allocated to the attainment of the Market Capitalization Metrics under this Agreement shall vest on the Vesting Date, subject to the Committee’s discretion.

FY 2028 Metrics

Weight	Long Term Incentive Metric	Performance Target	Payout Scale (straight-line interpolation for Revenue Growth and Internal AEBITDA Margin)
50%	Market Capitalization	$400 million	% of Target	% Earned
			Below $300 million	0%
			$300 million	75%
			$400 million	300%
25%	Revenue Growth	+3%	% of Target	% Earned
			Below 2.25%	0%
			2.25%	75%
			3%	100%
			4.5%	150%
25%	Internal AEBITDA Margin	4.6%	% of Target	% Earned
			Below 3.45%	0%
			3.45%	75%
			4.6%	100%
			6.9%	150%

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